UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2006

Enesco Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	001-09267	04-1864170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 Windsor Drive, Itasca, Illinois		60143
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	630-875-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2006, Enesco Group, Inc. (the "Company") acknowledged and agreed to the existence of a default under the Company’s Second Amended and Restated Senior Revolving Credit Agreement, dated as of June 16, 2003, as amended (the "Credit Agreement"), among the Company, certain subsidiaries of the Company, Bank of America, N.A., as agent (the "Agent"), and the lenders party thereto.

The description of the default under Item 2.04 of this Form 8-K and the terms of the agreement attached as Exhibit 10.1 to this Form 8-K are incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The Company has previously disclosed its expectation that it may reach the maximum allowable borrowing capacity under the Credit Agreement. On June 8, 2006, the Company received a notice (the "Notice") from the Agent stating that the Company had exceeded the maximum allowable borrowing capacity under the Credit Agreement without immediate repayment of the excess amount, and that such circumstances constitute a default under the Credit Agreement. A copy of the Notice is attached as Exhibit 10.1 to the Form 8-K and is incorporated by reference herein. For the week ended June 4, 2006, the Company’s actual borrowings exceeded the allowable maximum borrowing capacity under the terms of the Credit Agreement by approximately $1.0 million. The Company does not currently expect to reduce its borrowings below its maximum allowable borrowing capacity.

Although the Notice states that the Agent and the lenders under the Credit Agreement have the right to accelerate payment of the Company’s obligations under the Credit Agreement at any time as a result of the default, the Notice does not demand payment of the Company’s obligations under the Credit Agreement and no such request has otherwise been received by the Company. As a result of the default, the Company’s outstanding balances under the Credit Agreement will carry an interest rate higher than the otherwise prevailing interest rate.

The Company currently has a positive consolidated cash balance, and is currently exploring a range of options to improve its cash flow, including implementing an improved worldwide cash management system, and is also pursuing discussions with the Agent to extend credit in excess of the current maximum borrowing base capacity. Although the Company has requested that the Agent and the lenders consider waiving the current default for a period of time and that the Agent and the lenders consider advancing additional amounts under the Credit Agreement, there can be no assurances that the Agent or the lenders will consider the Company’s requests or that the Agent and the lenders will not seek to accelerate the Company’s obligations under the Credit Agreement at any time. Any failure to obtain additional funds under the Credit Agreement or otherwise improve the Company’s cash flow could have a material adverse effect on the Company’s financial condition and results of operations.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1

Notice and letter agreement, dated June 8, 2006, among Bank of America, N.A., as Agent and Lender, Enesco Group, Inc. and the Enesco Group, Inc. subsidiaries named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enesco Group, Inc.

June 14, 2006	By:	/s/ Basil Elliott

Name: Basil Elliott
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Notice and letter agreement, dated June 8, 2006, among Bank of America, N.A., as Agent and Lender, Enesco Group, Inc. and the Enesco Group, Inc. subsidiaries named therein.